STEELE & CO.*
Chartered Accountants
*Representing incorporated professionals

Suite 808
808 West Hastings Street
Vancouver, BC V6C 1C8 Canada

Telephone: (604) 687-8808
Telefax: (604) 687-2702
Email: email@steele-co.ca

CONSENT OF INDEPENDENT ACCOUNTANTS

Fairchild International Corporation

We hereby consent to the incorporation by reference in the reoffer prospectus dated July 10, 2002 under cover of Form S-8 Registration Statement filed July 16, 2002 of Fairchild International Corporation of our independent auditors' report dated April 1, 2002 relating to the financial statements which appear in Fairchild International Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and our independent accountants' report dated May 14, 2002 relating to the financial statements which appear in Fairchild International Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in the reoffer prospectus which is a part of such Form S-8 Registration Statement.

/s/ Steele & Co.
STEELE & CO

Vancouver, Canada
July 15, 2002